January 30, 2001

SENIOR FUNDS
c/o Pauze Swanson Capital Management Co.
14340 Torrey Chase Blvd., Ste. 170
Houston, TX 77014

Ladies and Gentlemen:

     As counsel to SENIOR FUNDS, a Massachusetts business trust (the "Trust"), we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest in the Trust (the "Shares") representing interests in Senior U.S. Government Fund, Senior Large Cap Equity Fund, Senior Corporate Bond Fund, Senior Money Market Fund, Senior Balanced 50 Fund, Senior Balanced 60 Fund and Senior Balanced 70 Fund (collectively, the "Funds"), the Shares of each of such Funds being a series of the Trust, as more fully described in the Prospectus and Statement of Additional Information in the form contained in the Trust's Registration Statement on Form N-1A, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

     We have examined the Master Trust Agreement of the Trust, dated December 13, 2000, as amended through the date hereof, the Prospectus and Statement of Additional Information contained in such Registration Statement and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have, with your approval, relied, as to all questions of fact material to this opinion, upon certain certificates of public officials and of your officers and assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, which facts we have not independently verified.

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SENIOR FUNDS
January 30, 2001
Page 2 of 2


     Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Master Trust Agreement, the Prospectus and the Statement of Additional Information, will be legally issued, fully paid and non-assessable by the Trust.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement as filed with the Securities and Exchange Commission on January 30, 2001. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                            Very truly yours,


                                            LYNCH, BREWER, HOFFMAN & SANDS, LLP